                                                                    EXHIBIT 99.1


       10990 Roe Avenue
       Overland Park, KS 66211-1213
       (913) 696-6100
       (913) 696-6116 FAX

                                                                    NEWS RELEASE

YELLOW CORPORATION
       -------------------------------------------------------------------------

       OCTOBER 23, 2003

       FOR IMMEDIATE RELEASE

       YELLOW CORPORATION MORE THAN DOUBLES THIRD QUARTER 2003 EPS

       >> YELLOW TRANSPORTATION OPERATING INCOME UP 86% OVER 3RD QUARTER 2002;
          BEST QUARTERLY OPERATING INCOME SINCE 1988, AND SECOND BEST EVER

       >> MERIDIAN IQ REVENUE GROWTH OF 56 PERCENT OVER 3RD QUARTER 2002;
          ACQUISITION OF GPS US ASSETS

       >> EXACT EXPRESS, AN EXPEDITED SERVICE, GROWS REVENUE BY 65 PERCENT OVER
          3RD QUARTER 2002

       OVERLAND PARK, KAN. --- Yellow Corporation (NASDAQ: YELL) today reported third quarter 2003 income of $17.4 million, up substantially from $7.3 million in the third quarter of 2002. Third quarter 2003 results were $.75 per share, excluding $7.8 million of pre-tax costs, or $.17 per share, primarily associated with the proposed acquisition of Roadway Corporation (NASDAQ: ROAD). Including these costs, third quarter 2003 earnings per share was $.58. Third quarter 2002 results from continuing operations were $.37 per share, excluding pre-tax costs of $5.7 million, or $.12 per share, related primarily to the spin-off of SCS Transportation, Inc. Including these costs, third quarter 2002 earnings per share from continuing operations was $.25.

       Yellow Corporation reported the following consolidated results for the third quarter of 2003:

       -  Revenue of $771 million, up 12.9% from $682 million in third quarter
          2002

       - Operating income of $37.8 million, up almost three times from $13.5 million in third quarter 2002

       "We experienced improving economic conditions during the third quarter," said Bill Zollars, Chairman, President and CEO of Yellow Corporation. "We grew consolidated revenue by almost 13 percent, even though we had a challenging comparison to last year due to a September 2002 business surge created by the closure of Consolidated Freightways (CF). Revenue growth came from increased business volumes, effective yield management and growth in premium services. Exact Express, our expedited, time-definite service, continues to grow rapidly, posting a 65% revenue improvement compared to third quarter 2002."

       "By leveraging our cost structure and premium services, operating income for the quarter more than doubled from the third quarter of 2002," Zollars stated.

       For the nine months ended September 30, 2003, Yellow Corporation reported the following consolidated results:

       - Diluted earnings per share from continuing operations of $1.39 compared to $.35 in the same period of 2002. Excluding acquisition and spin-off costs, results were $1.56 per share compared to $.51 per share in the same period of 2002.

       - Revenue of $2.17 billion, up 13.5% from $1.91 billion in the same period of 2002

       - Operating income of $81.9 million, almost four times the $22.3 million earned in the same period of 2002. Excluding acquisition and spin-off costs, operating income was $83.2 million, compared to $29.8 million earned in the same period of 2002.

Yellow Corporation 2003 Third Quarter Financial Results // Page Two


       YELLOW TRANSPORTATION

       Yellow Transportation third quarter 2003 highlights include:

       -  Revenue of $738 million, up 11.5% from $662 million in third quarter
          2002

       - Operating income of $42.8 million, the most profitable quarter in 15 years, up from $23.0 million in third quarter 2002.

       - Operating ratio of 94.2%, a 2.3 percentage point improvement from the third quarter 2002

       "Yellow Transportation continues to excel at yield management, cost management and service quality," said Zollars. "Maintaining the right balance between business volumes and yield resulted in significant profit improvement."

       Less-than-truckload (LTL) revenue per day, for the third quarter of 2003, was up 12.1% over the third quarter of 2002, primarily reflecting a 7.3% increase in LTL tonnage per day and a 4.5% improvement in LTL revenue per hundred weight (3.7% excluding fuel surcharge). Third quarter 2003 business volumes benefited from an improving economy, the September 2002 closure of CF and the continued growth of premium services, such as Exact Express and Definite Delivery.

       For the nine months ended September 30, 2003, Yellow Transportation reported the following:

       - Revenue of $2.09 billion, up 12.7% from $1.86 billion in the same period of 2002

       - Operating income of $98.7 million, up from $40.2 million in the same period of 2002

       -  Operating ratio of 95.3% compared to 97.8% in the same period of 2002

       - Operating income was up $58 million, while revenue was up $235 million from the same period of 2002, resulting in 25% incremental margins

       MERIDIAN IQ

       Meridian IQ reported the following third quarter 2003 results:

       -  Revenue of $33 million, up 56% from $22 million in third quarter 2002

       - Operating income of $0.6 million, excluding costs related to the acquisition of certain domestic assets of global logistics service provider GPS Logistics (GPS). Including these costs, operating income was $0.2 million compared to breakeven results in third quarter 2002.

       Approximately half of the third quarter revenue improvement came from organic growth at existing service offerings, with the remainder from the recent GPS acquisition.

       "Meridian IQ continues to show significant progress. We expect continued revenue growth and improved profitability in the coming quarters," said Zollars.

       For the nine months ended September 30, 2003, Meridian IQ reported the following results:

       - Revenue of $79 million, up 41% from $56 million in the same period of 2002

       - Operating loss of $0.7 million compared to a $1.9 million loss in the same period of 2002

Yellow Corporation 2003 Third Quarter Financial Results // Page Three


       OUTLOOK

       "As a result of the strong performance at Yellow Transportation and Meridian IQ, we expect fourth quarter earnings to be between $.70 and $.80 per share, excluding costs related to the pending Roadway acquisition. For the full year 2003, we expect earnings to be between $2.25 to $2.35 per share, consistent with our previous guidance," Zollars stated. "We are assuming that current economic activity, seasonally adjusted, will continue throughout the fourth quarter. With our significant operating leverage, we are well positioned to take advantage of improving economic conditions."


       UPDATE ON PENDING ROADWAY TRANSACTION

       Since the July 8, 2003 announcement of the acquisition of Roadway, Yellow has provided updates on the progress of the transaction. Below are recent highlights:

       October 17     Yellow and Roadway certify responses to Department of
                      Justice second requests

       October 17     Special meetings of stockholders announced; to be held
                      December 9

       October 16     Record date for stockholders

       September 17   Yellow quantifies third quarter costs of Roadway
                      acquisition

       August 18      Yellow and Roadway receive second requests from the
                      Department of Justice

       August 18      Yellow completes offering of $250 million 5% contingent
                      convertible senior notes

       Pending stockholder approvals, receipt of all regulatory clearances and the successful completion of financing, the Roadway transaction could close as early as December 11, 2003.

       REVIEW OF FINANCIAL RESULTS

       A teleconference review of Yellow Corporation third quarter 2003 financial results has been scheduled for Friday, October 24, 2003, beginning at 9:30 a.m. Eastern, 8:30 a.m. Central. Hosting the conference call will be: Bill Zollars, Chairman, President and CEO of Yellow Corporation; Don Barger, CFO of Yellow Corporation; James Welch, President of Yellow Transportation; and Jim Ritchie, President of Meridian IQ.

       To participate, please dial 1-888-609-3912 and allow five to ten minutes prior to the start of the call. The conference call will be webcast live via StreetEvents at www.streetevents.com and via the Yellow Corporation Internet site www.yellowcorp.com. An audio playback will be available until October 31, 2003 by calling 1-800-642-1687 then dialing the access code 2845435. In addition, an audio playback will be available for 30 days via the StreetEvents and Yellow Corporation web sites.

Yellow Corporation 2003 Third Quarter Financial Results // Page Four


       This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), labor relations, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, changes in and customer acceptance of new technology and a downturn in general or regional economic activity.

       The per share and operating income amounts included in this news release that exclude property disposals, acquisition, spin-off and reorganization charges are representative of our ongoing business in the current period. Management does not consider these items when evaluating base financial performance and results in the current period.

       Yellow Corporation, a Fortune 500 company, is a holding company that through wholly owned operating subsidiaries offers its customers a wide range of asset and non-asset-based transportation services integrated by technology. Its largest subsidiary, Yellow Transportation, offers a full range of regional, national and international services for the movement of industrial, commercial and retail goods. Meridian IQ is a non-asset global transportation management company that plans and coordinates the movement of goods worldwide. Yellow Technologies provides innovative technology solutions and services exclusively for Yellow Corporation companies. Headquartered in Overland Park, Kansas, Yellow Corporation employs approximately 23,000 people.


       Analyst Contact:        Stephen Bruffett
                               Yellow Corporation
                               913-696-6108
                               steve.bruffett@yellowcorp.com

       Media Contact:          Suzanne Dawson
                               Linden Alschuler & Kaplan
                               212-329-1420
                               sdawson@lakpr.com

                           CONSOLIDATED BALANCE SHEETS
                       Yellow Corporation and Subsidiaries
                  (Amounts in thousands except per share data)
                                   (Unaudited)


                                                        September 30,       December 31,
                                                            2003               2002
                                                        ------------       ------------
ASSETS

CURRENT ASSETS:
      Cash and cash equivalents                            $   226,514      $    28,714
      Accounts receivable                                      372,761          327,913
      Prepaid expenses and other                                30,856           68,726
                                                           -----------      -----------
           Total current assets                                630,131          425,353
                                                           -----------      -----------

      Property and equipment, net of accumulated
           depreciation of $1,137,938 and $1,114,120           579,384          564,976
      Goodwill and other assets                                 65,708           52,656
                                                           -----------      -----------
           Total assets                                    $ 1,275,223      $ 1,042,985
                                                           ===========      ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable                                     $    96,753      $   114,989
      Wages, vacations, and employees' benefits                166,448          159,998
      Other current and accrued liabilities                    127,723          101,111
      ABS borrowings                                            50,000           50,000
      Current maturities of long-term debt                       5,008           24,261
                                                           -----------      -----------
           Total current liabilities                           445,932          450,359
                                                           -----------      -----------

OTHER LIABILITIES:
      Long-term debt, less current portion                     263,963           50,024
      Claims and other liabilities                             161,793          182,644
                                                           -----------      -----------
           Total other liabilities                             425,756          232,668
                                                           -----------      -----------

SHAREHOLDERS' EQUITY:
      Common stock, $1 par value per share                      31,947           31,825
      Capital surplus                                           82,849           80,610
      Retained earnings                                        366,829          325,474
      Accumulated other comprehensive loss                     (33,178)         (35,596)
      Unamortized restricted stock awards                         (689)          (1,053)
      Treasury stock, at cost (2,359 and 2,244 shares)         (44,223)         (41,302)
                                                           -----------      -----------
           Total shareholders' equity                          403,535          359,958
                                                           -----------      -----------
           Total liabilities and shareholders' equity      $ 1,275,223      $ 1,042,985
                                                           ===========      ===========

                      STATEMENTS OF CONSOLIDATED OPERATIONS
                       Yellow Corporation and Subsidiaries
             For the Three Months and Nine Months Ended September 30
                  (Amounts in thousands except per share data)
                                   (Unaudited)


                                                                   Three Months                     Nine Months
                                                           ---------------------------      ---------------------------
                                                               2003            2002             2003            2002
                                                           -----------     -----------      -----------     -----------
OPERATING REVENUE                                          $   770,705     $   682,473      $ 2,165,251     $ 1,907,336
                                                           -----------     -----------      -----------     -----------

OPERATING EXPENSES:
      Salaries, wages and employees' benefits                  489,277         444,659        1,386,061       1,264,680
      Operating expenses and supplies                          106,490          97,808          320,341         271,629
      Operating taxes and licenses                              20,251          18,849           59,510          55,950
      Claims and insurance                                      16,518          14,881           39,972          45,103
      Depreciation and amortization                             21,120          20,517           62,206          58,928
      Purchased transportation                                  77,992          66,559          213,971         181,276
      Losses on property disposals, net                            381             351              422           1,257
      Acquisition, spin-off and reorganization charges             864           5,367              864           6,164
                                                           -----------     -----------      -----------     -----------
          Total operating expenses                             732,893         668,991        2,083,347       1,884,987
                                                           -----------     -----------      -----------     -----------
OPERATING INCOME                                                37,812          13,482           81,904          22,349
                                                           -----------     -----------      -----------     -----------

NONOPERATING (INCOME) EXPENSES:
      Interest expense                                           6,525           1,306           11,796           5,053
      ABS facility charges                                          --             756               --           2,225
      Other, net                                                 2,414             (54)           1,978            (256)
                                                           -----------     -----------      -----------     -----------
          Nonoperating expenses, net                             8,939           2,008           13,774           7,022
                                                           -----------     -----------      -----------     -----------
INCOME FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES                                       28,873          11,474           68,130          15,327
INCOME TAX PROVISION                                            11,504           4,177           26,775           5,549
                                                           -----------     -----------      -----------     -----------
INCOME FROM CONTINUING OPERATIONS                               17,369           7,297           41,355           9,778
Loss from discontinued operations, net                              --         (48,578)              --        (117,875)
                                                           -----------     -----------      -----------     -----------
NET INCOME (LOSS)                                          $    17,369     $   (41,281)     $    41,355     $  (108,097)
                                                           ===========     ===========      ===========     ===========
AVERAGE SHARES OUTSTANDING-BASIC                                29,565          29,175           29,578          27,525
                                                           ===========     ===========      ===========     ===========
AVERAGE SHARES OUTSTANDING-DILUTED                              29,843          29,523           29,832          27,882
                                                           ===========     ===========      ===========     ===========
BASIC EARNINGS (LOSS) PER SHARE:
      Income from continuing operations                    $      0.59     $      0.25      $      1.40     $      0.35
      Loss from discontinued operations                             --           (1.66)              --           (4.28)
                                                           -----------     -----------      -----------     -----------
      Net income (loss)                                    $      0.59     $     (1.41)     $      1.40     $     (3.93)
                                                           -----------     -----------      -----------     -----------
DILUTED EARNINGS (LOSS) PER SHARE:
      Income from continuing operations                    $      0.58     $      0.25      $      1.39     $      0.35
      Loss from discontinued operations                             --           (1.65)              --           (4.23)
                                                           -----------     -----------      -----------     -----------
      Net income (loss)                                    $      0.58     $     (1.40)     $      1.39     $     (3.88)
                                                           -----------     -----------      -----------     -----------

                      STATEMENTS OF CONSOLIDATED CASH FLOWS
                       Yellow Corporation and Subsidiaries
                     For the Nine Months Ended September 30
                             (Amounts in thousands)
                                   (Unaudited)


                                                                           2003           2002
                                                                        ---------      ---------
OPERATING ACTIVITIES:
      Net income (loss)                                                 $  41,355      $(108,097)
      Noncash items included in net income (loss):
          Depreciation and amortization                                    62,206         58,928
          Loss from discontinued operations                                    --        117,875
          Deferred income tax provision, net                               15,758         (3,186)
          Losses on property disposals, net                                   422          1,257
      Changes in assets and liabilities, net:
          Accounts receivable                                             (44,848)       (73,060)
          Accounts receivable securitizations                                  --        (82,000)
          Accounts payable                                                (18,236)       (25,777)
          Other working capital items                                      22,351         85,093
          Claims and other                                                 11,606         15,357
          Other                                                            (3,144)         1,978
      Net change in operating activities of discontinued operations            --         17,250
                                                                        ---------      ---------
          Net cash from operating activities                               87,470          5,618
                                                                        ---------      ---------

INVESTING ACTIVITIES:
      Acquisition of property and equipment                               (77,172)       (59,338)
      Proceeds from disposal of property and equipment                      1,468          1,789
      Acquisition of companies                                                 --        (18,712)
      Net capital expenditures of discontinued operations                      --        (24,372)
                                                                        ---------      ---------
          Net cash used in investing activities                           (75,704)      (100,633)
                                                                        ---------      ---------

FINANCING ACTIVITIES:
      Increase (decrease) in long-term debt                               187,187       (119,533)
      ABS borrowings, net                                                      --             --
      Proceeds from issuance of common stock                                   --         93,792
      Dividend from subsidiary upon spin-off                                   --        110,790
      Treasury stock purchases                                             (2,921)            --
      Proceeds from exercise of stock options                               1,768          6,950
                                                                        ---------      ---------
          Net cash used in financing activities                           186,034         91,999
                                                                        ---------      ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      197,800         (3,016)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                             28,714         19,214
                                                                        ---------      ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                $ 226,514      $  16,198
                                                                        =========      =========

                       SUPPLEMENTAL FINANCIAL INFORMATION
                       Yellow Corporation and Subsidiaries
             For the Three Months and Nine Months Ended September 30
                  (Amounts in thousands except per share data)
                                   (Unaudited)


                                                                    Three Months                           Nine Months
                                                          --------------------------------    --------------------------------------
                                                              2003        2002        %          2003             2002          %
                                                          --------------------------------    --------------------------------------
Operating revenue:
     Yellow Transportation                                $ 738,311   $ 662,163       11.5    $ 2,089,885      $1,855,021      12.7
     Meridian IQ                                             33,476      21,522       55.5         78,744          55,866      41.0
     Corporate/Other                                         (1,082)     (1,212)      10.7         (3,378)         (3,551)      4.9
                                                          ---------   ---------      -----    -----------      ----------    ------
Consolidated                                                770,705     682,473       12.9      2,165,251       1,907,336      13.5

Operating income (loss):
     Yellow Transportation                                   42,835      22,989       86.3         98,696          40,176     145.7
     Meridian IQ                                                156          26        n/m           (673)         (1,943)     65.4
     Corporate/Other                                         (5,179)     (9,533)      45.7        (16,119)(a)     (15,884)     (1.5)
                                                          ---------   ---------               -----------      ----------
Consolidated                                                 37,812      13,482      180.5         81,904          22,349     266.5

Losses on property disposals and acquisition,
     spin-off and reorganization charges (b):
     Yellow Transportation                                      342         285                       379           1,325
     Meridian IQ                                                419         159                       425             243
     Corporate/Other                                            484       5,274                       482           5,853
                                                          ---------   ---------               -----------      ----------
Consolidated                                                  1,245       5,718                     1,286           7,421

Operating income (loss) excluding property
     disposals, acquisition, spin-off and
     reorganization charges(b):
     Yellow Transportation                                   43,177      23,274       85.5         99,075          41,501     138.7
     Meridian IQ                                                575         185      210.8           (248)         (1,700)     85.4
     Corporate/Other                                         (4,695)     (4,259)     (10.2)       (15,637)        (10,031)    (55.9)
                                                          ---------   ---------               -----------      ----------
Consolidated                                                 39,057      19,200      103.4         83,190          29,770     179.4

Operating ratio:
     Yellow Transportation                                     94.2%       96.5%                     95.3%           97.8%
     Consolidated                                              95.1%       98.0%                     96.2%           98.8%

Operating ratio excluding property disposals,
     acquisition, spin-off and reorganization
     charges:
     Yellow Transportation                                     94.2%       96.5%                     95.3%           97.8%
     Consolidated                                              94.9%       97.2%                     96.2%           98.4%

Diluted EPS from continuing operations                    $    0.58    $   0.25               $      1.39     $      0.35
Diluted EPS from property disposals, acquisition,
     spin-off and reorganization charges - operating           0.03        0.12                      0.03            0.16
Diluted EPS from acquisition charges - nonoperating (c)        0.14          --                      0.14              --
                                                          ---------   ---------               -----------      ----------

Diluted EPS from continuing operations excluding
     property disposals, acquisition, spin-off and
     reorganization charges                                    0.75        0.37                      1.56            0.51

Pro forma stock option expense (after tax) (d)                  486         343                     1,587           1,048
Pro forma stock option impact on diluted EPS from
     continuing operations                                     0.02        0.01                      0.05            0.04



(a) Includes approximately $4 million for an industry conference that Yellow Corporation hosts every other year.

(b) Management does not consider these items a component of recurring operations and excludes them when evaluating operating income.

(c) Includes $6.6 million of interest and fees (after tax impact of $4.2 million) for acquisition-related financing.

(d) The fair value in accordance with SFAS 123, Accounting for Stock-Based Compensation, not reflected in income.

                             STATISTICAL INFORMATION
                           Yellow Transportation, Inc.
                     For the Three Months Ended September 30
                   (Amounts in thousands except per unit data)


                                                                    Three Months                             Amount/Workday
                                                         -----------------------------------     -----------------------------------
                                                            2003          2002           %           2003         2002           %
                                                         -----------------------------------     -----------------------------------
Workdays                                                                                                 64            64

Revenue:
     LTL                                                 $ 692,955      $617,988        12.1     $ 10,827.4     $ 9,656.1       12.1
     TL                                                     48,157        45,399         6.1          752.5         709.3        6.1
                                                         ---------      --------                 ----------     ---------
     Subtotal - pickup basis                               741,112       663,387        11.7       11,579.9      10,365.4       11.7
     Revenue recognition adjustment                         (2,801)       (1,224)      128.8          (43.8)        (19.1)     128.8
                                                         ---------      --------                 ----------     ---------
     Total - as reported                                   738,311       662,163        11.5       11,536.1      10,346.3       11.5

Tonnage - pickup basis:
     LTL                                                     1,708         1,592         7.3          26.69         24.88        7.3
     TL                                                        303           290         4.6           4.74          4.53        4.6
     Total                                                   2,011         1,882         6.8          31.43         29.41        6.8

Shipments - pickup basis:
     LTL                                                     3,480         3,195         8.9          54.37         49.93        8.9
     TL                                                         41            40         3.2           0.65          0.62        3.2
     Total                                                   3,521         3,235         8.8          55.02         50.55        8.8

Revenue/cwt. - pickup basis:
     LTL                                                   $ 20.29       $ 19.41         4.5
     TL                                                       7.94          7.82         1.5
     Total                                                   18.42         17.62         4.5

Revenue/cwt. - pickup basis:
  (excluding fuel surcharge)
     LTL                                                     19.73         19.02         3.7
     TL                                                       7.74          7.70         0.5
     Total                                                   17.92         17.28         3.7

Revenue/shipment - pickup basis:
     LTL                                                    199.14        193.39         3.0
     TL                                                   1,170.93      1,139.38         2.8
     Total                                                  210.49        205.04         2.7